EXHIBIT 23.3


                         CONSENT OF BAKER BOTTS L.L.P.


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 of Cabot Oil & Gas Corporation (Registration No. 33-35476) (the "Registration Statement") of our opinion dated April 23, 1993 filed as Exhibit 5 to Post-Effective Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Legal Opinions" in the Reoffer Prospectus that is a part of this Post-Effective Amendment No. 3 to the Registration Statement.


                                                  Baker Botts L.L.P.


April 12, 2000